Exhibit 10.2
Schedule 1
TO CONVERTIBLE NOTE
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 28, 2010, by and among Pure Cycle Corporation, a Colorado corporation (“Pure Cycle”), and PAR Investment Partners, L.P., a Delaware limited partnership (the “Noteholder”).
RECITALS
A. On the date hereof, the Noteholder has purchased a convertible note in the principal amount of $5,200,000 (the “Note”), which is convertible into shares of Pure Cycle common stock, one third(1/3) of $.01 par value (“Common Stock”).
B. The Note has not been registered under the Securities Act and is a “restricted security,” as such term is defined in Rule 144 under the Securities Act.
C. Pure Cycle has agreed that the shares of Common Stock issued to the Noteholder upon conversion of the Note will be entitled to registration under the Securities Act in accordance with the terms of this Agreement.
AGREEMENT
In consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pure Cycle and the Noteholder hereby agree as follows:
1. REGISTRATION RIGHTS.
1.1 Definitions. Capitalized terms used herein without definition shall have the meanings set forth in the Note. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:
(a) “Exchange Act” shall mean the Securities Exchange Act of 1934. as amended, and rules and regulations promulgated thereunder.
(b) “Holders” shall mean the shareholder(s) owning shares of Registrable Securities and permitted assigns.
(c) “Prospectus” shall mean the prospectus included in any registration statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement), and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference therein.

(d) “Registration” shall include the terms “register,” “registration” and “registered” and refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration of effectiveness of such registration statement.
(e) “Registrable Securities” shall mean all shares of Common Stock that have been issued upon conversion of the Note. Registrable Securities include any security issued with respect to such shares of Common Stock upon any stock dividend, split, merger or similar event. As to any particular Registrable Securities, such securities will cease to be Registrable Securities upon the earliest to occur of (i) a transfer of such securities (other than to a permitted assignee under Section 2.1) pursuant to Rule 144 (or any similar provision in force) under the Securities Act, (ii) the sale of such securities to the public pursuant to an effective registration statement, or (iii) the date as of which such securities may be transferred without volume restriction under Rule 144 under the Securities Act.
(f) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(g) “SEC” means the U.S. Securities and Exchange Commission.
1.2 Demand Registration.
(a) Request by Holders. At any time after the Note has been converted into Registrable Securities (the “Commencement Date”), the Holders of at least 67% of the Registrable Securities may request registration under the Securities Act of all or part of their Registrable Securities on Form S-3 or any similar short-form registration by delivering to the President of Pure Cycle a written request specifying the number of Registrable Securities as to which registration is requested; provided, however, that no request may be made within one hundred twenty (120) days after the effective date of a registration statement filed by Pure Cycle covering an underwritten public offering.
(b) Maximum Number of Demand Registrations. Pure Cycle is obligated to effect only one (1) demand registration during the term of this Agreement pursuant to this Section 1.2.
(c) Pending Offering. If at the time of any request for filing a registration statement pursuant to this Section 1.2, Pure Cycle is engaged or has firm plans to engage within ninety (90) days in a registered public offering, Pure Cycle may, at its option, (i) direct that such demand registration request be delayed for a period not to exceed one hundred twenty (120) days from the effective date of such offering or (ii) include the Registrable Securities subject to the demand in such registration statement pursuant to the piggyback rights granted under Section 1.3 hereof.
(d) Deferral. Notwithstanding the foregoing, if Pure Cycle shall furnish to the Holders following receipt of a request for the filing of a registration statement delivered pursuant to this Section 1.2 a certificate signed by the President of Pure Cycle stating that in the good faith judgment of the board of directors of Pure Cycle, it would be detrimental to Pure Cycle and its shareholders for such registration statement to be filed or to become effective because such action (i) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction, (ii) would require premature disclosure of material information that Pure Cycle has a bona fide business purpose for preserving as confidential, or (iii) would render Pure Cycle unable to comply with the requirements under the Securities Act or the Exchange Act, then Pure Cycle’s obligation to file a registration statement, or to cause such registration statement to become effective, shall be suspended for a period not to exceed one hundred twenty (120) days; provided, however, that Pure Cycle may not utilize this right more than once in any twelve (12) month period.

(e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Holders, and the reasonable fees and disbursements of one counsel for Pure Cycle, shall be borne by the Holders. The Holders shall also be responsible for payment of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.
1.3 Piggyback Registrations. After the effective date of this Agreement, Pure Cycle shall notify each Holder holding Registrable Securities in writing at least ten (10) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of Common Stock of Pure Cycle (including registration statements filed at the request of any holder relating to secondary offerings by such holder of Common Stock of Pure Cycle, but excluding registration statements (i) effected under Section 1.2 of this Agreement, (ii) registering Common Stock under any employee benefit plan or (iii) registering Common Stock for use in an acquisition or corporate reorganization and will afford such Holders an opportunity to include their Registrable Securities in such registration statement. If a Holder desires to include in any such registration statement all or any part of the Registrable Securities held by the Holder, the Holder shall, within five (5) days after receipt of the above-described notice from Pure Cycle, so notify Pure Cycle in writing, and in such notice shall inform Pure Cycle of the number of Registrable Securities it wishes to include in such registration statement (the “Piggyback Securities”). If a Holder decides not to include all of its Registrable Securities in any registration statement filed by Pure Cycle, it shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement as may be filed by Pure Cycle with respect to offerings of its securities, all upon the terms and conditions set forth herein.
(a) Underwriting. If a registration statement under which Pure Cycle gives notice under this Section 1.3 is for an underwritten offering, then Pure Cycle shall include such information in its notice to the Holders. In such event, the right of a Holder to include such Holder’s Piggyback Securities in such registration shall be conditioned upon the Holder’s participation in such underwriting as provided herein. The Holder shall enter into an underwriting agreement in the form agreed by Pure Cycle with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Piggyback Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to shareholders exercising any demand registration rights, second to Pure Cycle, and third, among the Holders and any other holder of Common Stock requesting inclusion of its shares in such registration on a pro rata basis based on the total number of Piggyback Securities and other shares requested to be included in such registration. If a Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw from the underwriting and the registration by written notice to Pure Cycle and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement.

(b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.3 (excluding attorneys’ fees and disbursements), including, without limitation, all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, and underwriters’ and brokers’ discounts and commissions shall be borne by Pure Cycle and the Holders pro rata based on the number of shares of Common Stock offered by each party in the registration (provided that for purposes of computing the Holders’ pro rata portion, all shares of persons other than the Holders which are registered shall be deemed shares offered by Pure Cycle). Each party shall be responsible for the fees and disbursements of its own attorneys.
(c) No Obligation to Complete Registration. Notwithstanding any notice given to, or the inclusion in any registration of Piggyback Securities, Pure Cycle may, in its discretion, terminate any registration filed pursuant to this Section 1.3 at any time, or elect not to file a registration statement as to which a notice has been given, without any liability or obligation to the Holders.
1.4 Obligations of Pure Cycle. Whenever required to effect the registration of any Registrable Securities under this Agreement, Pure Cycle shall, as expeditiously as reasonably possible:
(a) Upon the request of the Holders pursuant to Section 1.2, prepare and file with the SEC a registration statement with respect to the Registrable Securities as to which registration is requested, use reasonable, diligent efforts to cause such registration statement to become effective, and keep such registration statement effective for up to ninety (90) days or such earlier date when all Registrable Securities included therein have ceased to be Registrable Securities;
(b) Prepare and file with the SEC such amendments and supplements to any registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act;
(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;
(d) Use reasonable, diligent efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Pure Cycle shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Notify the Holders at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act or of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing (a “Deficiency”), following which notice the Holders shall be obligated to cease sales of Common Stock until they shall be notified that the prospectus, as amended or supplemented, no longer includes such Deficiency; provided, however, that Pure Cycle will use reasonable efforts to amend or supplement such prospectus in order to cure such Deficiency; and
(f) Use reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or quotation system on which the Common Stock is listed.
1.5 Furnish Information. It shall be a condition precedent to the obligations of Pure Cycle hereunder that each Holder shall furnish to Pure Cycle such information regarding such Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be required to timely effect the registration of the Holder’s Registrable Securities.
1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:
(a) By Pure Cycle. To the extent permitted by law, Pure Cycle will indemnify and hold harmless each Holder, the partners, officers, directors and managers of each Holder, and each person, if any, who controls a Holder within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (joint or several) to which such persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, “Violations” and, individually, a “Violation”):
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii) any violation or alleged violation by Pure Cycle of the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement.

Pure Cycle will reimburse each Holder and each such partner, officer, director, manager or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Pure Cycle (which consent shall not be unreasonably withheld), nor shall Pure Cycle be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder or such partner, officer, director, manager or controlling person.
(b) By the Holders. To the extent permitted by law, each Holder will indemnify and hold harmless Pure Cycle, each of its directors and officers, each person, if any, who controls Pure Cycle within the meaning of the Securities Act, any underwriter and any other holder selling securities under such registration statement or any of such other holder’s partners, directors, officers or manager or any person who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which Pure Cycle or any such director, officer, controlling person, underwriter or other such holder, partner, director, officer, manager or controlling person of such other holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by Pure Cycle or any such director, officer, controlling person, underwriter or other holder, partner, officer, director, manager or controlling person of such other holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.
(c) Notice. Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party provides to the indemnifying party a letter from counsel to the indemnified party stating that, in its judgment, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or reasonably potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of Pure Cycle and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC or filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any indemnified party if a copy of the Final Prospectus was furnished to the indemnified party, who subsequently failed to furnish such Final Prospectus as required.
(e) Contribution. If the indemnification provided for in this Section 1.6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Pure Cycle or the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 1.6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 1.6, in no event shall a Holder be required to contribute or indemnify for any amount in excess of the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f) Survival. The obligations of Pure Cycle and the Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement.
1.7 Termination of Pure Cycle’s Obligations. Pure Cycle shall have no obligations pursuant to this Agreement after the earlier of (i) five (5) years after the Commencement Date or (ii) the date that all Registrable Securities cease to be Registrable Securities.

1.8 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, Pure Cycle shall not, without the prior consent of the Noteholder or, if the Note has been converted into Common Stock, Holders holding a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of Pure Cycle which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders that are included.
2. ASSIGNMENT AND AMENDMENT.
2.1 Assignment. The registration rights of the Noteholder hereunder may not be assigned to any person without the prior written consent of Pure Cycle.
2.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Pure Cycle and the consent of the Noteholder or, if the Note has been converted into Common Stock, Holders holding a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon the Holders and each transferee of the Registrable Securities, each future holder of all such securities, and Pure Cycle. Pure Cycle shall give prompt written notice of any amendment or waiver to any party hereto that did not consent in writing to such amendment or waiver.
3. GENERAL PROVISIONS.
3.1 Consent of Holders. The consent of Holders required under Sections 1.8 and 2.2 or any other provision may be obtained either (i) in writing or (ii) by vote of the Holders holding the requisite number of shares at a meeting of the Holders.
3.2 Notices. All notices and other communications under this Agreement shall be in writing and shall be given and deemed effective as provided in the Note.
3.3 Entire Agreement. This Agreement, the Note, and a subscription agreement of even date herewith (including the exhibits and schedules to such documents) constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof.

3.4 Interpretation; Governing Law. This Agreement shall be construed as though prepared by all parties hereto and shall be construed without regard to any presumption or other rule requiring construction against the party causing an agreement to be drafted. This Agreement shall be construed and governed by the laws of the State of Colorado (without giving effect to its principles of conflicts of laws). Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against the applicable party in the courts of the State of Colorado located in the City of Denver, Colorado, or, if it has or can obtain jurisdiction, in the United States District Court for such state, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this Section may be served on any party anywhere in the world, whether within or without the State of Colorado, and may also be served upon any party in the manner provided for giving notices to it in Section 3.2 above.
3.5 Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.
3.6 Third-Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit nor confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns and those persons entitled to indemnification or contribution rights under Section 1.6.
3.7 Successors And Assigns. Subject to the provisions of Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
3.8 Headings. The section headings herein are intended for reference and shall not themselves determine the construction or interpretation of this Agreement.
3.9 Counterparts. This Agreement may be executed in counterparts, in original or by facsimile, any of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.
3.10 Costs And Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.
3.11 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of Pure Cycle, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares by such subdivision, combination or stock dividend.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Registration Rights Agreement as of the date first above written.

PURE CYCLE CORPORATION,
a Colorado corporation

By:	/s/ Mark W. Harding

Mark W. Harding, President

NOTEHOLDER:

PAR INVESTMENT PARTNERS, L.P.

By:	PAR Group, L.P., as general partner

	By:	PAR Capital Management, Inc.,
as general partner

		By:	/s/ Gina DiMento

Gina DiMento
General Counsel